C3 AI Announces Record Fiscal Fourth Quarter and Full Fiscal Year 2025 Financial Results
Revenue for the fourth quarter grows 26% year-over-year
Baker Hughes and C3 AI renewed and expanded strategic alliance through June 2028
REDWOOD CITY, Calif. — May 28, 2025 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal fourth quarter and full fiscal year ended April 30, 2025.
“This was a momentum-building year for C3 AI, achieving 25% revenue growth year-over-year. We delivered breakthrough innovations in agentic AI and dramatically expanded our strategic alliances, including with Microsoft, AWS, Google Cloud, McKinsey QuantumBlack, and renewed and expanded our agreement with one of our most trusted, long-standing partners, Baker Hughes,” said Thomas M. Siebel, Chairman and CEO, C3 AI. “The Enterprise AI market is converging toward AI applications — a category we created and continue to lead. We continue to innovate, most recently in agentic AI. We continue to grow, expanding our partner ecosystem and global reach. And we are ready to scale as demand for AI applications accelerates.”

Fiscal Fourth Quarter 2025 Financial Highlights
•Revenue: Total revenue for the quarter was $108.7 million, an increase of 26% compared to $86.6 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $87.3 million, an increase of 9% compared to $79.9 million one year ago. Subscription revenue constituted 80% of total revenue for the quarter.
•Subscription and Prioritized Engineering Services Revenue Combined: Subscription and prioritized engineering services revenue combined was $104.4 million, an increase of 22% compared to $85.7 million one year ago. This combination constituted 96% of total revenue for the quarter.
•Gross Profit: GAAP gross profit for the quarter was $67.5 million, representing a 62% gross margin. Non-GAAP gross profit for the quarter was $75.2 million, representing a 69% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(0.60). Non-GAAP net loss per share was $(0.16).
•Cash Balance: $742.7 million in cash, cash equivalents, and marketable securities.

Full Year Fiscal 2025 Financial Highlights
•Revenue: Total revenue for the fiscal year was $389.1 million, an increase of 25% compared to $310.6 million one year ago.
•Subscription Revenue: Subscription revenue for the fiscal year was $327.6 million, an increase of 18% compared to $278.1 million one year ago. Subscription revenue constituted 84% of total revenue for the year.
•Subscription and Prioritized Engineering Services Revenue Combined: Subscription and prioritized engineering services revenue combined was $370.7 million, an increase of 22% compared to $304.1 million one year ago. This combination constituted 95% of total revenue for the year.
•Gross Profit: GAAP gross profit for the fiscal year was $235.9 million, representing 61% gross margin. Non-GAAP gross profit was $270.6 million, representing a 70% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(2.24). Non-GAAP net loss per share was $(0.41).

Business Highlights
C3 AI continues to diversify across industries, landing new and expanded business in strategic verticals. In FY25, C3 AI generated revenue across 19 different industries, with non–Oil & Gas revenue accelerating by 48% year-over-year.
•Baker Hughes Strategic Partnership
◦C3 AI and Baker Hughes renewed and expanded their strategic partnership through a multi-year agreement, reinforcing their joint commitment to delivering enterprise-scale AI solutions across the energy sector. This collaboration focuses on deepening co-selling efforts, co-investment in AI solutions, and scaling deployments of joint solutions that are proven to improve production efficiency, reduce downtime, and increase operational visibility across assets in the world’s largest oil and gas companies.
•The U.S. Air Force Rapid Sustainment Office has awarded C3 AI with an increased contract ceiling of $450 million to scale the Predictive Analytics and Decision Assistant (PANDA) predictive maintenance platform across the service’s fleet. The additional $350 million in available scope supports the expanded deployment of PANDA, powered by the C3 Agentic AI Platform, as the Air Force’s designated system of record for predictive maintenance and a flagship initiative under the U.S. Department of Defense’s CBM+ strategy.
•In FY25, the Company closed 264 agreements (an increase of 38% year-over-year), including 174 initial production deployment agreements (an increase of 41% year-over-year).
•In Q4, C3 AI closed 69 agreements, including 36 initial production deployment agreements. The Company entered into new and expanded agreements with ExxonMobil, U.S. Steel, Air Products, Bristol Myers Squibb, Signature Aviation, Curtiss-Wright, Cargill, Dow, Chanel, Ericsson, and Heidelberg Materials, among others.
•C3 AI’s State and Local Government business had an outstanding year with revenue growing more than 100% in FY25. In Q4, the Company further expanded its footprint across State and Local Government, closing 16 agreements across Texas, California, Alabama, Florida, Washington, Utah, Georgia, Virginia, New Jersey, Maine, Tennessee, Oregon, and New York.

Partner Network
C3 AI is distinct in the AI landscape for its focused commitment to delivering turnkey AI applications. Strengthened strategic alliances are broadening market reach, fueling further growth.
•C3 AI established and expanded large-scale, strategic alliances with Microsoft, AWS, Google Cloud, and McKinsey QuantumBlack. In FY25, C3 AI closed 193 agreements through its partner network, an increase of 68% year-over-year. This accounts for 73% of total agreements.
•The joint 12-month qualified opportunity pipeline with partners increased by 37% year-over-year.
•In Q4, partner supported bookings grew by 419% year-over-year, with the Company closing 59 agreements through its partner network, including Microsoft, AWS, Google Cloud, and McKinsey & Company, among others.
•Microsoft Strategic Alliance
◦In Q4, C3 AI and Microsoft closed 28 agreements jointly, with wins driving momentum across manufacturing and chemicals.
◦C3 AI and Microsoft continue to deepen their strategic partnership, conducting over 100 joint customer meetings at C3 Transform 2025, and jointly attending and co-hosting 16 events, including flagship industry conferences, virtual fireside chats, C3 AI Accelerators, and executive roundtables.
•C3 AI and McKinsey & Company jointly closed their first customer agreement. Together the companies have built on a strong partnership model, identifying and pursuing priority target accounts, and hosting five enablement and training sessions attended by hundreds of QuantumBlack engineers.
•C3 AI and PwC formed a strategic alliance to accelerate enterprise-scale AI adoption across key industries, including financial services, manufacturing, and utilities. This partnership combines C3 AI’s Enterprise AI software that delivers scalable, agentic AI capabilities along with PwC’s advisory expertise to deliver AI-driven business transformation.

Federal Momentum
•In FY25, the Company closed 51 agreements across the Federal sector, accounting for 20% of total bookings.
•In Q4, the Company entered into new and expansion agreements with the U.S. Department of Defense (DoD), the U.S. Intelligence Community, the U.S. Air Force, the U.S. Marine Corps, the U.S. Navy, the Defense Counterintelligence Security Agency, the Missile Defense Agency, CAE USA, the Royal Air Force, Austal, and Thales, among others.
•The U.S. Air Force Rapid Sustainment Office raised the contract ceiling with C3 AI to $450 million through October 2029 to support scaling the deployment of sensor-based algorithms on the PANDA predictive maintenance platform across the service’s fleet and more, including aircraft systems, weapons systems, and support equipment and vehicles. C3 AI was initially awarded a $100 million ceiling, which has been fully utilized over five years to deploy a platform that delivers near-real-time insights by monitoring components on hundreds of aircraft, including the B1-B Lancer, C-5 Galaxy, KC-135 Stratotanker, C-17 Globemaster III, and C-130J Super Hercules.
In 2023, PANDA — which is powered by the C3 Agentic AI Platform — was named the Air Force’s designated system of record for predictive maintenance. PANDA’s ability to ingest, analyze, and deliver insights on massive amounts of flight, maintenance, and supply data allows the Air Force to proactively reduce downtime and improve fleet readiness.
In addition, the U.S. Air Force RSO has awarded C3 AI the first task order under the new ceiling, kicking off the expansion efforts to new aircraft and systems.
•The Defense Logistics Agency, Energy, responsible for managing the global energy services supply chain across the DoD, has extended and expanded their use of the Petroleum Logistics Utilization Tool and Optimization (PLUTO), built and powered by the C3 Agentic AI Platform. PLUTO provides real-time visibility into global fuel operations, managing nearly two billion gallons annually across more than 600 supply points. The platform centralizes global energy data for visibility, risk forecasting, and optimized inventory management, enhancing resilience and readiness across the Department.
•C3 AI and Arcfield, a leading government technology and mission support provider, formed a partnership to provide cutting-edge solutions to the U.S. defense and intelligence community. The companies will leverage the capabilities of the C3 Agentic AI Platform and C3 Generative AI to enhance Arcfield’s current offerings across multiple verticals including supply chain optimization, predictive maintenance, and mission assurance.

C3 Generative AI
The C3 Generative AI business had a remarkable year, with revenue growing more than 100% in FY25. The momentum from this growth engine should continue as demand rises for our highly differentiated offering.
•In FY25, the company closed 66 initial production deployment agreements for C3 Generative AI, across 16 different industries.
•In Q4, the Company closed 14 C3 Generative AI initial production deployment agreements and entered agreements with Signature Aviation, Dow, Curtiss-Wright, Chanel, Bristol Myers Squibb, Filtration, the University of Southern California, the U.S. Intelligence Community, the U.S. Navy, CAE USA, and various State & Local Government entities across Florida, Alabama, and Tennessee, among others.
•The University of Southern California Shoah Foundation, an organization that collects, preserves, and shares survivor testimonies to increase knowledge and understanding of the Holocaust and other mass atrocities, is deploying C3 Generative AI to fast-track the transcription and indexing of more than 30,000 multilingual survivor testimonies. The technology tags each transcript with keywords, making the visual history archive instantly searchable. The application is expected to save the Foundation over ten years of manual effort and up to $33 million in associated costs.
•The Company further differentiated C3 Generative AI from other market offerings, introducing expanded functionalities and innovative capabilities, including:

◦Omni-Modal Parsing at Scale: C3 Generative AI now extracts high-quality content and metadata from a wide array of unstructured formats — including presentations, spreadsheets, rich text, audio, and video — transforming them into a structured knowledge graph. This enables users to seamlessly search, link and analyze information across disparate systems, reducing time spent on manual information discovery.
◦Dynamic Planning Agent with Multi-Agent Collaboration: C3 AI’s planning agent performs multi-step reasoning across all data types, coordinating with other agents to solve complex tasks and workflows. This enables organizations to automate decision chains that previously required cross-functional input, from scenario planning to operational forecasting.
◦Easy Agent and Tool Authoring: C3 Generative AI offers a streamlined developer experience, enabling users to rapidly create or enhance agents by integrating new tools in minutes, without the need for system upgrades. This flexibility allows enterprises to quickly adapt AI capabilities to meet evolving needs.
◦On-the-Fly Custom Visualizations: C3 Generative AI can autonomously generate context-specific visualizations from natural language queries. This feature allows users to transition from questions to insights instantly, eliminating the need for manual charting, coding, or dashboard configuration.

Conclusion
As we enter FY26, we are focused on the following initiatives: penetration of new accounts, expansion into new verticals, fully exploring market reach and the power of our alliance partners, and solidifying our technological leadership to gain market share in generative AI and agentic AI.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the first quarter of fiscal 2026 and full-year fiscal 2026:

(in millions)	First Quarter Fiscal 2026 Guidance	Full Year Fiscal 2026 Guidance
Total revenue	$100.0 - $109.0	$447.5 - $484.5
Non-GAAP loss from operations	$(23.5) - $(33.5)	$(65.0) - $(100.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Fourth Quarter and Full Fiscal Year 2025 Financial Results Conference Call
When:	Wednesday, May 28, 2025
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register-conf.media-server.com/register/BI3d32e19a1744452abb5580adaec465f0(live)
Webcast:	https://edge.media-server.com/mmc/p/htk6jvxz (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Other Information

Professional Services Revenue

Our professional services revenue includes service fees and prioritized engineering services. Service fees include revenue from services such as consulting, training, and paid implementation services.

Prioritized engineering services are undertaken when a customer requests that we accelerate the design, development, and delivery of software features and functions that are planned in our future product roadmap. When we agree to this, we negotiate an agreed upon fee to accelerate the development of the software. When the software feature is delivered, it becomes integrated to our core product offering, is available to all subscribers of the underlying software product, and enhances the operation of that product going forward. Such prioritized engineering services result in production-level computer software – compiled code that enhances the functionality of our production products – which is available for our customers to use over the life of their software licenses. Per Accounting Standards Codification (ASC) 606, Prioritized engineering services revenue is recognized as professional services over the period in which the software development is completed.

Total professional services revenue consists of:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Prioritized engineering services	$17,024	$5,747	$43,032	$25,972
Service fees	4,366	940	18,394	6,506
Total professional services revenue	$21,390	$6,687	$61,426	$32,478
Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market leadership position, anticipated benefits from our partnerships, financial outlook, our sales and customer opportunity pipeline including our industry diversification, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI and C3 Agentic AI Platform offerings), and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2024, October 31, 2024, and, January 31, 2025, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended April 30, 2025, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 Agentic AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Edelman
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2025	2024	2025	2024
Revenue
Subscription(1)	$87,333	$79,903	$327,630	$278,104
Professional services(2)	21,390	6,687	61,426	32,478
Total revenue	108,723	86,590	389,056	310,582
Cost of revenue
Subscription	37,712	34,825	143,841	128,469
Professional services	3,501	154	9,352	3,553
Total cost of revenue	41,213	34,979	153,193	132,022
Gross profit	67,510	51,611	235,863	178,560
Operating expenses
Sales and marketing(3)	70,690	63,247	239,659	214,167
Research and development	58,393	50,618	226,391	201,365
General and administrative	27,392	20,053	94,237	81,370
Total operating expenses	156,475	133,918	560,287	496,902
Loss from operations	(88,965)	(82,307)	(324,424)	(318,342)
Interest income	7,949	9,482	36,189	40,079
Other income (expense), net	1,425	(173)	509	(641)
Loss before provision for income taxes	(79,591)	(72,998)	(287,726)	(278,904)
Provision for income taxes	111	(71)	976	792
Net loss	$(79,702)	$(72,927)	$(288,702)	$(279,696)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.60)	$(0.59)	$(2.24)	$(2.34)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	133,233	122,676	129,089	119,362

(1)    Including related party revenue of $10,581 for the fiscal year ended April 30, 2024.
(2)    Including related party revenue of $5,804 for the fiscal year ended April 30, 2024.
(3)    Including related party sales and marketing expense of $810 for the fiscal year ended April 30, 2024.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	April 30, 2025	April 30, 2024
Assets
Current assets
Cash and cash equivalents	$164,358	$167,146
Marketable securities	578,330	583,221
Accounts receivable, net of allowance of $877 and $359 as of April 30, 2025 and April 30, 2024, respectively	137,226	130,064
Prepaid expenses and other current assets	24,338	23,963
Total current assets	904,252	904,394
Property and equipment, net	79,298	88,631
Goodwill	625	625
Other assets, non-current	41,707	44,575
Total assets	$1,025,882	$1,038,225
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$15,160	$11,316
Accrued compensation and employee benefits	53,868	44,263
Deferred revenue, current	36,561	37,230
Accrued and other current liabilities	26,295	9,526
Total current liabilities	131,884	102,335
Deferred revenue, non-current	—	1,732
Other long-term liabilities	55,695	60,805
Total liabilities	187,579	164,872
Commitments and contingencies
Stockholders’ equity
Class A common stock	130	120
Class B common stock	3	3
Additional paid-in capital	2,216,284	1,963,726
Accumulated other comprehensive income (loss)	521	(563)
Accumulated deficit	(1,378,635)	(1,089,933)
Total stockholders’ equity	838,303	873,353
Total liabilities and stockholders’ equity	$1,025,882	$1,038,225

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended April 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(288,702)	$(279,696)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	12,607	12,719
Non-cash operating lease cost	358	742
Stock-based compensation expense	230,988	215,761
Accretion of discounts on marketable securities	(13,459)	(17,214)
Other	2,800	98
Changes in operating assets and liabilities
Accounts receivable(1)	(9,120)	4,522
Prepaid expenses, other current assets and other assets(2)	1,909	3,208
Accounts payable(3)	3,635	(12,883)
Accrued compensation and employee benefits	8,705	(6,218)
Operating lease liabilities	450	17,332
Other liabilities(4)	10,823	8,155
Deferred revenue(5)	(2,401)	(8,888)
Net cash used in operating activities	(41,407)	(62,362)
Cash flows from investing activities:
Purchases of property and equipment	(3,039)	(25,256)
Capitalized software development costs	—	(2,750)
Purchases of marketable securities	(647,015)	(827,901)
Maturities and sales of marketable securities	666,450	789,292
Net cash provided by (used in) investing activities	16,396	(66,615)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(9,079)	(13,220)
Proceeds from issuance of Class A common stock under employee stock purchase plan	10,879	10,763
Proceeds from exercise of Class A common stock options	20,423	13,751
Net cash provided by financing activities	22,223	11,294
Net decrease in cash, cash equivalents and restricted cash	(2,788)	(117,683)
Cash, cash equivalents and restricted cash at beginning of period	179,712	297,395
Cash, cash equivalents and restricted cash at end of period	$176,924	$179,712
Cash and cash equivalents	$164,358	$167,146
Restricted cash included in other assets, non-current	12,566	12,566
Total cash, cash equivalents and restricted cash	$176,924	$179,712
Supplemental disclosure of cash flow information—cash paid for income taxes	$920	$975
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$311	$474
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$1,016	$1,833
Vesting of early exercised stock options	$195	$507
(1)Including changes in related party balances of $12,444 for the fiscal year ended April 30, 2024.
(2)Including changes in related party balances of $(810) for the fiscal year ended April 30, 2024.
(3)Including changes in related party balances of $248 for the fiscal year ended April 30, 2024.
(4)Including changes in related party balances of $(2,448) for the fiscal year ended April 30, 2024.
(5)Including changes in related party balances of $(46) for the fiscal year ended April 30, 2024.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2025	2024	2025		2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$67,510	$51,611	$235,863		$178,560
Stock-based compensation expense (1)	7,437	8,828	33,660		35,320
Employer payroll tax expense related to employee stock-based compensation (2)	229	493	1,112		1,736
Gross profit on a non-GAAP basis	$75,176	$60,932	$270,635		$215,616

Gross margin on a GAAP basis	62%	60%	61%		57%
Gross margin on a non-GAAP basis	69%	70%	70%		69%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(88,965)	$(82,307)	$(324,424)	—	$(318,342)
Stock-based compensation expense (1)	56,615	56,729	230,988		215,761
Employer payroll tax expense related to employee stock-based compensation (2)	1,185	2,174	5,337		7,721
Loss from operations on a non-GAAP basis	$(31,165)	$(23,404)	$(88,099)		$(94,860)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(79,702)	$(72,927)	$(288,702)		$(279,696)
Stock-based compensation expense (1)	56,615	56,729	230,988		215,761
Employer payroll tax expense related to employee stock-based compensation (2)	1,185	2,174	5,337		7,721
Net loss on a non-GAAP basis	$(21,902)	$(14,024)	$(52,377)		$(56,214)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.60)	$(0.59)	$(2.24)		$(2.34)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.16)	$(0.11)	$(0.41)		$(0.47)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	133,233	122,676	129,089		119,362

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2025	2024	2025	2024
Cost of subscription	$6,396	$8,788	$30,480	$34,032
Cost of professional services	1,041	40	3,180	1,288
Sales and marketing	22,465	19,218	83,960	71,751
Research and development	15,303	19,561	71,629	72,036
General and administrative	11,410	9,122	41,739	36,654
Total stock-based compensation expense	$56,615	$56,729	$230,988	$215,761

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2025	2024	2025	2024
Cost of subscription	$203	$490	$1,020	$1,673
Cost of professional services	26	3	91	63
Sales and marketing	410	642	1,946	2,606
Research and development	375	869	1,548	2,839
General and administrative	172	169	731	539
Total employer payroll tax expense	$1,185	$2,174	$5,337	$7,721

Reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities for the periods presented:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$11,264	$21,343	$(41,407)	$(62,362)
Less:
Purchases of property and equipment	(938)	(2,538)	(3,039)	(25,256)
Capitalized software development costs	—	—	—	(2,750)
Free cash flow	$10,326	$18,805	$(44,446)	$(90,368)
Net cash provided by (used in) investing activities	$22,938	$25,985	$16,396	$(66,615)
Net cash provided by financing activities	$5,062	$5,257	$22,223	$11,294